UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

Commission File Number: 000-53311

JayHawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado	20-0990109
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6240 E. Seltice Way, Suite C, Post Falls, Idaho (Address of principal executive office)	83702 (Postal Code)
(208) 667-1328 (Issuer's telephone number)

370 Interlocken Blvd. Suite 400, Broomfield, Colorado 80021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

    On July 8, 2008, Jayhawk Energy, Inc., a Colorado corporation (“Registrant”) moved to new offices located at 6240 E. Seltice Way, Suite C, Post Falls, Idaho, 83702.  The Registrant’s new telephone number is 208-667-1328.  The Registrant’s new offices are approximately 1,568 square feet, and are leased for three years at the rate of $1,500 per month, with no escalation clause.  The offices are leased from Marlin Property Management, a company owned by the spouse of Lindsay Gorrill, the Registrant’s President and one of its directors. The Registrant believes the lease agreement is arms-length in nature.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date:  July 9, 2008                         By: /s/ Lindsay E. Gorrill
                                                                         Name:  Lindsay E. Gorrill
                         Title:  President and CEO